                                                                    EXHIBIT 10.2


                       -------------------------------

                        NATIONAL AIRMOTIVE CORPORATION

                       -------------------------------




                       -------------------------------

                          LOAN AND SECURITY AGREEMENT

                              Dated: June 13, 1996

                                  $40,000,000

                       -------------------------------



                       -------------------------------

                           FLEET CAPITAL CORPORATION

                       -------------------------------

                               TABLE OF CONTENTS



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SECTION 1.       CREDIT FACILITY ..................................................  2
                 1.1     Revolving Credit Loans....................................  2
                 1.2     Term Loans................................................  3
                 1.3     Letters of Credit; LC Guaranties..........................  3

SECTION 2.       INTEREST, FEES AND CHARGES........................................  3
                 2.1     Interest..................................................  3
                 2.2     Computation of Interest and Fees..........................  4
                 2.3     Conditional Interest Rate Reduction at 1997 FYE...........  4
                 2.4     Closing Fee...............................................  5
                 2.5     Letter of Credit and LC Guaranty Fees.....................  5
                 2.6     Unused Line Fee...........................................  5
                 2.7     Collection Charges........................................  5
                 2.8     Audit and Appraisal Fees..................................  5
                 2.9     Reimbursement of Expenses.................................  5
                 2.10    Bank Charges..............................................  6

SECTION 3.       LOAN ADMINISTRATION...............................................  6
                 3.1     Manner of Borrowing Revolving Credit Loans................  6
                 3.2     Payments..................................................  7
                 3.3     Prepayments...............................................  8
                 3.4     Application of Payments and Collections...................  8
                 3.5     All Loans to Constitute One Obligation....................  9
                 3.6     Loan Account..............................................  9
                 3.7     Statements of Account.....................................  9

SECTION 4.       TERM AND TERMINATION..............................................  9
                 4.1     Term of Agreement.........................................  9
                 4.2     Termination...............................................  9

SECTION 5.       SECURITY INTERESTS................................................ 10
                 5.1     Security Interest in Collateral........................... 10
                 5.2     Lien Perfection; Further Assurances....................... 11
                 5.3     .......................................................... 11





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
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SECTION 6.       COLLATERAL ADMINISTRATION....................................... 11
                 6.1     General................................................. 11
                 6.2     Administration of Accounts.............................. 12
                 6.3     Administration of Inventory............................. 14
                 6.4     Administration of Equipment............................. 14
                 6.5     Payment of Charges...................................... 15

SECTION 7.       REPRESENTATIONS AND WARRANTIES.................................. 15
                 7.1     General Representations and Warranties.................. 15
                 7.2     Continuous Nature of Representations and Warranties..... 21
                 7.3     Survival of Representations and Warranties.............. 21

SECTION 8.       COVENANTS AND CONTINUING AGREEMENTS............................. 21
                 8.1     Affirmative Covenants................................... 22
                 8.2     Negative Covenants...................................... 23
                 8.3     Specific Financial Covenants............................ 28
                 9.1     Documentation........................................... 29
                 9.2     Intentionally Omitted................................... 29
                 9.3     Other Loan Documents.................................... 29
                 9.4     Availability............................................ 30
                 9.5     Fiscal Year End Financial Statements.................... 30
                 9.6     Certified Documents of Borrower......................... 30
                 9.7     [Intentionally omitted]................................. 30
                 9.8     Confirmation Searches................................... 30
                 9.9     Opinion of Counsel...................................... 30
                 9.10    Evidence of Insurance of Collateral..................... 31
                 9.11    Use of Financing........................................ 31
                 9.12    Pay-Off Letter and UCC Termination Statements, etc. .... 31
                 9.13    Disbursement Instruction Letter......................... 31
                 9.14    Offshore Receivable Financing........................... 31
                 9.15    Past Due Allison Payable................................ 31
                 9.16    Dominion Account Agreement.............................. 31
                 9.17    Inventory Analysis...................................... 31
                 9.18    Tax Sharing Agreement................................... 31
                 9.19    Shareholders Agreement.................................. 31
                 9.20    Canpartners Sub Debt Documents.......................... 31
                 9A.1    No Default.............................................. 32
                 9A.2    Representations and Warranties.......................... 32
                 9A.3    No Litigation........................................... 32

SECTION 9B.      CONDITION SUBSEQUENT............................................ 32
                 9B.1    ........................................................ 32



                                       ii
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SECTION 10.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT................... 33
                 10.1    Events of Default........................................... 33
                 10.2    Acceleration of the Obligations............................. 35
                 10.3    Other Remedies.............................................. 35
                 10.4    Remedies Cumulative; No Waiver.............................. 37

SECTION 11.      MISCELLANEOUS....................................................... 37
                 11.1    Power of Attorney........................................... 37
                 11.2    Indemnity................................................... 38
                 11.3    Modification of Agreement; Sale of Interest................. 38
                 11.4    Severability................................................ 39
                 11.5    Successors and Assigns...................................... 39
                 11.6    Cumulative Effect; Conflict of Terms........................ 39
                 11.7    Execution in Counterparts................................... 40
                 11.8    Notice...................................................... 40
                 11.9    Lender's Consent............................................ 41
                 11.10   Credit Inquiries............................................ 41
                 11.11   Time of Essence............................................. 41
                 11.12   Entire Agreement............................................ 41
                 11.13   Interpretation.............................................. 41
                 11.14   GOVERNING LAW: CONSENT TO FORUM............................. 41
                 11.15   WAIVERS BY BORROWER......................................... 42
                 11.16   Confidentiality............................................. 43

                          LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT is made this 13th day of June, 1996, by and between FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with an office at 15260 Ventura Boulevard, Suite 1200, Sherman Oaks, California 91403 and NATIONAL AIRMOTIVE CORPORATION ("Borrower"), a California corporation with its chief executive office and principal place of business at 7200 Lockheed Street, Oakland, California, 94621. Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1.  CREDIT FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $40,000,000 available upon Borrower's request therefor, as follows:

     1.1   Revolving Credit Loans.

           1.1.1 Loans and Reserves. Lender agrees, for so long as no Default or Event of Default exists and subject to the satisfaction of the applicable conditions precedent set forth in Sections 9 and 9A, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (a) the Maximum Amount minus the LC Amount, or (b) the Borrowing Base at such time minus the LC Amount, and reserves, if any. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall in good faith deem necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this subsection 1.1.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (vi) such other matters, events, conditions or contingencies as to which Lender, in its sole credit judgment, determines reserves should be established from time to time hereunder.

           1.1.2 Use of Proceeds. The Revolving Credit Loans shall be used solely for (a) the satisfaction of existing Indebtedness of Borrower to Existing Lender, (b) the satisfaction of a portion of the Canpartners Subordinated Debt, and (c) Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

     1.2   Term Loans.

           1.2.1 Term Loan #1. So long as no Default or Event of Default exists and subject to the satisfaction of the conditions precedent set forth in Sections 9 and 9A, Lender agrees to make a term loan to Borrower on the Closing Date in the principal amount of $2,000,000 which shall be repayable in accordance with the terms of Term Note #1 and shall be secured by all of the Collateral. The proceeds of Term Loan #1 shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

           1.2.2 Term Loan #2. So long as no Default or Event of Default exists and subject to the satisfaction of the conditions precedent set forth in Sections 9 and 9A, Lender agrees to make a term loan to Borrower on the Closing Date in the principal amount of $1,000,000 which shall be repayable in accordance with the terms of Term Note #2 and shall be secured by all of the Collateral. The proceeds of Term Loan #2 shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

           1.3 Letters of Credit; LC Guaranties. So long as no Default or Event of Default exists and subject to the satisfaction of the applicable conditions precedent set forth in Sections 9 and 9A, Lender agrees, if requested by Borrower, to (i) issue its, or cause to be issued its Affiliate's, Letters of Credit for the account of Borrower or (ii) execute LC Guaranties by which Lender or its Affiliate shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit, provided that the LC Amount at any time shall not exceed the lesser of (a) $1,500,000, and (b) the lesser of (i) the Maximum Amount minus the then aggregate outstanding principal amount of Revolving Credit Loans or (ii) the Borrowing Base at such time minus the aggregate outstanding principal amount of the Revolving Credit Loans. No Letter of Credit or LC Guaranty may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender under any LC Guaranty or in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

SECTION 2.  INTEREST, FEES AND CHARGES

     2.1   Interest.

            2.1.1  Rates of Interest.

                   (i) Term Loans. Interest shall accrue on the Term Loan #1 in accordance with the terms of Term Note #1. Interest shall accrue on the Term Loan #2 in accordance with the terms of Term Note #2.

                   (ii) Revolving Loans. Interest shall accrue on the principal amount of each Revolving Credit Loan outstanding at the end of each day at a fluctuating rate per annum equal to 3.00% plus the LIBOR Rate. The rate of interest on Revolving Credit Loans shall increase or decrease by an amount equal to any increase or decrease in the LIBOR Rate, effective as of the opening of business on the day that any such change in the LIBOR Rate occurs.

           2.1.2 Default Rate of Interest. Upon and after the occurrence and during the continuation of an Event of Default, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.00% plus the interest rate otherwise applicable thereto (the "Default Rate").

           2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Term Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Term Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Term Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

     2.2 Computation of Interest and Fees. Interest, Letter of Credit and LC Guaranty fees, unused line fees, and collection charges hereunder and under the Term Notes shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the second Business Day after receipt by Lender of such items in Lender's account located at Harris Bank in Chicago, Illinois or such other account as Lender may designate by written notice to Borrower.

     2.3 Conditional Interest Rate Reduction at 1997 FYE. If and only if Borrower achieves EBITDA for Borrower's 1997 fiscal year of not less than $9,000,000, then, from and after Lender's receipt of the financial statements and accompanying compliance certificate required to be delivered under Section 8.1.3(i) hereof and Lender's confirmation from such financial statements that such EBITDA has been achieved, the respective rates of interest per annum otherwise applicable to Term Loan #1, Term Loan #2, and the Revolving Credit Loans thereafter shall be reduced by 25 basis points. The conditional interest rate reduction described in the foregoing sentence is limited to solely the circumstances expressly described in the foregoing sentence.

     2.4 Closing Fee. Borrower shall pay to Lender a closing fee of $200,000 which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loan hereunder. The amount of any unexpended portion of the good faith deposit and commitment fee previously paid to Lender, after deduction therefrom for the payment of Lender's costs, fees, and expenses, shall be credited toward the Closing Fee.

     2.5 Letter of Credit and LC Guaranty Fees. Borrower shall pay to Lender, for standby Letters of Credit and LC Guaranties of standby Letters of Credit, 2.00% per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance, negotiation, and administration thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

     2.6 Unused Line Fee. Commencing on the first day of the second month following the Closing Date, Borrower shall pay to Lender a fee equal to 0.375% per annum of the amount by which $40,000,000 exceeds the sum of (a) the average outstanding principal balance of the Loans, and (b) the average LC Amount, in each case, during the preceding month. The unused line fee shall be payable monthly in arrears on the first day of each calendar month thereafter.

     2.7 Collection Charges. If items of payment are received by Lender at a time when there are no Revolving Credit Loans outstanding, such items of payment shall be subject to a collection charge equal to two Business Days interest on the amount thereof at the rate then applicable to Revolving Credit Loans, which collection charges shall be payable on the first Business Day of each month.

     2.8 Audit and Appraisal Fees. Borrower shall pay to Lender all reasonable out-of-pocket expenses incurred by Lender in connection with audits and appraisals of Borrower's books and records, and the collateral. Audit fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.

     2.9 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs costs or out-of-pocket expenses (including reasonable attorneys fees) in connection with
(i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such costs and out-of-pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.9 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

     2.10 Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, of proceeds of Loans made by Lender to Borrower pursuant to this Agreement, and (ii) the depositing for collection, by Lender of any check or item of payment received or delivered to Lender on account of the Obligations.

SECTION 3. LOAN ADMINISTRATION

     3.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the credit facility established pursuant to Section 1.1 hereof shall be as follows:

           3.1.1 Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Los Angeles time, on the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default and (ii) the becoming due of any amount required to be paid under this Agreement or the Term Notes, whether as interest or for any other Obligation, irrevocably shall be deemed to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Lender may permit telephonic requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements, or reliance on any reports communicated to it telephonically or electronically and believed in good faith by Lender to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

           3.1.2 Disbursement. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1 (ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

           3.1.3 Authorization. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

     3.2 Payments. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

           3.2.1 Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of
(i) the receipt by Lender or Borrower of any proceeds of any of the Collateral other than Equipment or real Property, to the extent of said proceeds; (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations in accordance with the terms hereof, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Uncommitted Advance shall exist at any time, Borrower shall, on demand, repay the Uncommitted Advance.

           3.2.2 Interest. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (1) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (2) the acceleration of the maturity and payment of the Obligations in accordance with the provisions hereof, upon the occurrence of an Event of Default and Lender's election to accelerate, or (3) termination of this Agreement pursuant to Section 4 hereof.

           3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in
Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

           3.2.4 Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is earlier.

     3.3   Prepayments.

           3.3.1 Proceeds of Sale Loss Destruction or Condemnation of Collateral. Except as provided in subsection 6.4.2 hereof, if Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower and as a mandatory prepayment of the Term Loans (to be applied in such order and, as between the Term Loans, in such proportion as determined by Lender) a sum equal to the proceeds (including insurance payments) received by Borrower from such sale, loss, destruction or condemnation. Any such prepayment of the Term Loans shall be without premium or penalty.

           3.3.2 Optional Prepayment in Full of Term Loans. Anything to the contrary notwithstanding, Borrower shall have the right, upon not less than thirty (30) days prior written notice to Lender, to prepay, in whole but not in part and without premium or penalty, the Term Loans (but not just one of the Term Loans, unless Term Loan #2 shall have been paid in full in cash at the time of such proposed prepayment) in cash and from any source other than proceeds of any Revolving Credit Loan made hereunder or any other source supported by any Letter of Credit or LC Guaranty caused to be issued hereunder. With such prepayment, Borrower also shall pay interest accrued and unpaid on the Term Loans to the date of such prepayment.

     3.4 Application of Payments and Collections. For purposes of calculating Availability, all items of payment received by Lender by 12:00 noon, Los
Angeles time, on any Business Day shall be deemed received on that Business
Day. All items of payment received after 12:00 noon, Los Angeles time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that, subject to subsection 3.2.1(i), Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If, as the result of collections of Accounts as authorized by subsection 6.2.6 hereof, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loans except that Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

     3.5 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral.

     3.6 Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practices, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

     3.7 Statements of Account. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4.  TERM AND TERMINATION

     4.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of 2 years and eleven months from the date hereof, through and including May 15, 1999 (the "Original Term"), and this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms"), in each case, unless terminated as provided in Section
4.2 hereof.

     4.2   Termination.

           4.2.1 Termination by Lender. Upon at least 90 days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

           4.2.2 Termination by Borrower. Upon at least 90 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds, and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

           4.2.3 Termination Charges. At the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount ("Early Termination Charge") equal to (a) 2.00% of the Total Credit Facility if termination occurs during the first twelve-month period of the Original Term (June 13, 1996 through and including June 15, 1997); and (b) 1.00% of the Total Credit Facility if termination occurs thereafter, prior to the last day of the Original Term. If termination occurs on the last day of the Original Term or the last day of any Renewal Term, no termination charge shall be payable.

           4.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations (except to the extent such loss is the proximate result of Lender's gross negligence or willful misconduct), Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or
(ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5.  SECURITY INTERESTS

      5.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

            (i)   Accounts;

            (ii)  Inventory;

           (iii)  Equipment;

           (iv)   General Intangibles;

           (v) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

           (vi) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (v) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

           (vii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vi) above.

     5.2 Lien Perfection; Further Assurances. Borrower, at Lender's request, shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower also shall promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

     5.3   Intentionally omitted.

SECTION 6.  COLLATERAL ADMINISTRATION

     6.1   General

           6.1.1 Location of Collateral. All Collateral, other than Inventory in transit, motor vehicles and equipment that may be carried off-site in connection with service calls, will at all times be kept by Borrower at one or more of the business locations set forth in Exhibit 6.1.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection 6.4.2 hereof.

           6.1.2 Insurance of Collateral. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver the originals of such policies to Lender with 438-BFU (NS) lender's loss payable endorsements or other satisfactory lender's loss payable endorsements, naming Lender as loss payee and additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

           6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

     6.2   Administration of Accounts.

           6.2.1 Records, Schedules and Assignments of Accounts. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender may reasonably request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, in the event that, during the period between the submission of Schedules of Accounts, Eligible Accounts in an aggregate face amount in excess of $100,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence, and the Borrowing Base thereupon shall be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

           6.2.2 Discounts, Allowances, Disputes. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $100,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

           6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

           6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

           6.2.5 Maintenance of Dominion Account. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Lender with such bank as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to such bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox maintained by such bank to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account immediately shall become the property of Lender and Borrower shall obtain the agreement by such bank in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

           6.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys' fees to Borrower.

     6.3   Administration of Inventory.

           6.3.1 Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory. Borrower shall furnish to Lender Inventory reports in form and detail satisfactory to Lender, at such times as Lender may request, but at least once each month, not later than the twentieth day of such month. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

           6.3.2 Returns of Inventory. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $100,000, Borrower immediately shall notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

     6.4   Administration of Equipment.

           6.4.1 Records and Schedules of Equipment. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection
6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

           6.4.2 Dispositions of Equipment. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $50,000 or less, provided that all proceeds thereof are remitted to Lender for application to the Loans, or (ii) dispositions of Equipment that is substantially worn, damaged or obsolete, provided that replacement Equipment shall be acquired in connection with any disposition of such Equipment, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least 5 days prior written notice of such disposition.

     6.5 Payment of Charges. All amounts chargeable to Borrower under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 7.  REPRESENTATIONS AND WARRANTIES

     7.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make Loans or issue Letters of Credit and LC Guaranties hereunder, Borrower warrants and represents to Lender that:

           7.1.1 Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed in Exhibit 7.1.1 and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary or in which the failure of Borrower to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower.

           7.1.2 Corporate Power and Authority. Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower; (ii) contravene Borrower's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Borrower to be in default under, any provision of any law, rule, regulation order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower.

           7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of Borrower enforceable against it in accordance with its respective terms.

           7.1.4 Capital Structure. Exhibit 7.1.4 hereto states (i) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower, and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries not listed in Exhibit 7.1.4. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of shares of Borrower's capital stock not listed in Exhibit 7.1.4.

           7.1.5 Corporate Names. Borrower has not during the last 5 years been known as or used any corporate, fictitious or trade names except those listed on
Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, Borrower has not during the last 5 years been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

           7.1.6 Business Locations; Agent for Process. Borrower's chief executive office and other places of business are as listed on Exhibit 6.1.1 hereto. During the preceding one-year period, Borrower has not had an office, place of business or agent for service of process other than as listed on
Exhibit 6.1.1. Except as shown on Exhibit 6.1.1 no inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

           7.1.7 Title to Properties; Priority of Liens. Borrower has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

           7.1.8 Accounts. All Accounts that are included as Eligible Accounts in a certificate signed by Borrower and submitted to Lender qualify as Eligible Accounts under the terms of this Agreement. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

                  (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                  (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                  (iii) Billing has, with the exception of an Eligible Unbilled Account, been made on the Account;

                  (iv) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                  (v) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                  (vi) Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement, or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedule of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

                  (vii) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                  (viii) To the best of Borrower's knowledge, the Account Debtor thereunder (a) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (b) such Account Debtor is Solvent; and

                  (ix) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

           7.1.9 Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a Collateral Access Agreement in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

           7.1.10 Financial Statements; Fiscal Year. The Consolidated balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of February 3, 1996, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such date, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrower and such Persons at such date and the results of Borrower's operations for such periods. Since February 3, 1996, there has been no material change in the condition, financial or otherwise, of Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and Real Property owned by Borrower or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Borrower and each of its Subsidiaries ends on (or about) January 31 of each year.

           7.1.11 Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact (other than facts of a general economic nature) which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement or the other Loan Documents. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

           7.1.12 Solvent Financial Condition. Borrower is now and, after giving effect to the Loans to be made and the Letters of Credit and LC Guaranties to be issued hereunder, at all times will be, Solvent.

           7.1.13 Surety Obligations. Borrower is not obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

           7.1.14 Taxes. Borrower's federal tax identification number is 95-2742753. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year.

           7.1.15 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

           7.1.16 Patents, Trademarks, Copyrights and Licenses. Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit 7.1.16 hereto.

           7.1.17 Governmental Consents. Borrower has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as currently or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

           7.1.18 Compliance with Laws. Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to Borrower under any such law, rule or regulation. Borrower has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws rules and regulations applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. Section 201 et seq.), as amended.

           7.1.19 Restrictions. Borrower is not a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its
Properties.   Borrower is not a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower.

           7.1.20 Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower, which could, if adversely determined, be reasonably expected to have a material adverse effect on the business, operations, Properties, profits or condition of Borrower. Borrower is not in default with respect to any order, writ, injunction, judgment, decree or ruling of any court, governmental authority or arbitration board or tribunal.

           7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Borrower is not in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

           7.1.22 Leases. Exhibit 7.1.22(A) hereto is a complete listing of all capitalized leases of Borrower and Exhibit 7.1.22(B) hereto is a complete listing of all operating leases of Borrower. Borrower is in full compliance with all of the terms of each of its capitalized and operating leases.

           7.1.23 Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, Borrower does not maintain any Plan. Borrower is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Borrower exists in connection with any Plan. Borrower does not have any withdrawal liability in connection with a Multiemployer Plan.

           7.1.24 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

           7.1.25 Labor Relations. Except as described on Exhibit 7.1.25 hereto, Borrower is not a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

           7.1.26 Eligible Inventory. All Inventory that is included as Eligible Inventory in a certificate signed by Borrower and submitted to Lender qualify as Eligible Inventory under the terms of this Agreement.

           7.1.27 No Restricted Inventory. No Inventory consists of any Restricted Inventory.

     7.2 Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are not expressly prohibited by this Agreement.

     7.3 Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.  COVENANTS AND CONTINUING AGREEMENTS

     8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

           8.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

           8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

           8.1.3 Financial Statements. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                  (i) not later than 90 days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower as of the end of such year, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

                  (ii) not later than 20 days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower as of the end of such month and of the portion of Borrower's financial year then elapsed, certified by the principal financial officer of Borrower as being prepared in accordance with GAAP and fairly presenting the financial position and results of operations of Borrower for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                  (iv) promptly after the filing thereof, copies of any annual report required by ERISA to be filed in connection with each Plan; and

                  (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's financial condition or results of operations.

     Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of Borrower performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the Chief Financial Officer of Borrower.

           8.1.4 Landlord and Storage Agreements. Provide Lender with copies of all written agreements between Borrower and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

           8.1.5  Intentionally Omitted.

           8.1.6 Projections. Not later than 30 days prior to the end of each fiscal year of Borrower, deliver to Lender Projections of Borrower for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month.

     8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

           8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person.

           8.2.2 Loans. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

           8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except:

                  (i)    Obligations owing to Lender;

                  (ii) Subordinated Debt existing on the date of this Agreement;

                  (iii) Unsecured (except as may be cash-collateralized below) letters of credit and letter of credit guaranties issued by the Existing Lender set forth on Exhibit 8.2.3, to the extent the same are cash-collateralized with the proceeds of Loans made hereunder or are supported by LC Guaranties or Letters of Credit caused to be issued hereunder; provided, however, that such Letters of Credit and Letter of Credit Guaranties issued by the Existing Lender shall not be renewed and shall be terminated or permitted to expire as soon as practicable;

                  (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 90 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower or such Subsidiary and its independent accountants;

                  (v)    Obligations to pay Rentals permitted by subsection
           8.2.13;

                  (vi)   Permitted Purchase Money Indebtedness;

                  (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

                  (viii)  Indebtedness not included in paragraphs (i) through
           (vii) above which does not exceed at any time, in the aggregate, the sum of $100,000.

           8.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower, except (a) in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary, and (b) subject to this Agreement and the Intercreditor Agreement, the performance by Borrower of its obligations under the Tax Sharing Agreement and the Shareholders Agreement.

           8.2.5 Limitation on Liens. Create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (i)   Liens at any time granted in favor of Lender;

                  (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                  (iii) Liens arising by operation of law in favor of warehouseman, landlords, carriers, mechanics, materialmen, laborers or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable financial statements of Borrower, and at Lender's option, Lender shall be entitled to create a reserve against the Borrowing Base in an amount sufficient to discharge such Lien and any and all penalties or interest payable in connection therewith;

                  (iv) Deposits made in connection with worker's compensation or other unemployment insurance incurred in the ordinary course of Borrower's business;

                  (v) Deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money;

                  (vi) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower;

                  (vii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; provided, however, that any such Lien does not give rise to any Event of Default;

                  (viii) With respect to any real property: easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Lender's Lien thereon and security interest therein, or materially interfere with the ordinary conduct of the business of Borrower;

                  (ix) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                  (x) Liens securing Indebtedness of one of Borrower's Subsidiaries to Borrower or another such Subsidiary;

                  (xi)   such other Liens as appear on Exhibit 8.2.5 hereto;

                  (xii) such other Liens as Lender may hereafter approve in writing; and

                  (xiii) Deposits as cash collateral for the Letters of Credit and Letter of Credit Guaranties described in, and to the extent permitted by, item (iii) of Section 8.2.3 hereof.

           8.2.6 Subordinated Debt. Make, or permit any Subsidiary of Borrower to make, any payment of any part or all of any Subordinated Debt, except, if the Junior Payments Fixed Charge Coverage Condition is satisfied therefor, payments with respect to the Canpartners Subordinated Debt to the extent (and in the manner) expressly permitted under Section 4(b) of the Intercreditor Agreement.

           8.2.7 Distributions. Declare or make any Distributions other than Permitted Distributions. Without limiting the generality of the foregoing, until the payment in full in cash of all Obligations and the termination of Lender's commitments to make Loans and issue Letters of Credit and LC Guaranties, Borrower shall not exercise the Management Call or the Canpartners Call and shall not make any Distribution in respect of the Canpartners Put.

           8.2.8 Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, exceed $2,500,000 during any fiscal year of Borrower.

           8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except
(i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, or (ii) dispositions expressly authorized by
Section 6.4.2 of this Agreement.

           8.2.10 Stock of Subsidiaries. Permit any of its Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

           8.2.11 Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

           8.2.12  Restricted Investment.  Make or have, any Restricted
Investment.

           8.2.13 Leases. Become a lessee under any operating lease (other than a lease under which Borrower is lessor) of Property if the aggregate net Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $1,500,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

           8.2.14 Tax Consolidation. Except under the Tax Sharing Agreement, file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower.

           8.2.15 Management Fees. Pay any management fees or fees for financial and advisory services to or for the benefit of Investor (or any Affiliate thereof) or Canpartners, whether under Section 2.3 of the Shareholders Agreement or otherwise, unless (a) no Event of Default has occurred and is continuing or would result therefrom, (b) if the Management Payments Fixed Charge Coverage Condition is satisfied therefor, and (c) Borrower is in compliance with subsections 8.3.1 through 8.3.5; provided, however, that all such fees, in the aggregate, shall not exceed $400,000 per annum. The foregoing to the contrary notwithstanding, Borrower may (a) pay reasonable compensation to a partner of Investor who serves as the chief executive officer (or other officer position) of Borrower, and (b) pay the non-employee directors' fees under Section 2.4 of the Shareholders Agreement;

           8.2.16 Amendments or Waivers of Certain Documents. Enter into any amendment, supplement, or modification of: (a) any Canpartners Sub Debt Document; (b) the Tax Sharing Agreement; or (c) the Shareholders Agreement; in each case, in any manner that reasonably could be expected to be adverse to the interests of Lender or materially adverse to the interests of Borrower.

           8.2.17 Restricted Inventory. Acquire any Restricted Inventory or use or intend to use any existing Inventory as Restricted Inventory, unless Borrower provides to Lender, not less than 45 days prior to any such acquisition, use, or intention to use, written notification thereof and such Security Documents and filings (each in form and substance satisfactory to Lender) as are necessary or reasonably desirable by Lender to perfect with the Federal Aviation Administration its Liens on such Restricted Inventory under the provisions of the Federal Aviation Act.

     8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

           8.3.1 Minimum Net Worth. Maintain at all times Net Worth of not less than the amount shown below for the period corresponding thereto:

                        Period                                  Amount
                        ------                                ----------
            May 1, 1996 through July 31, 1996                 $3,700,000

            August 1, 1996 through October 31, 1996           $4,200,000

            November 1, 1996 through January 31, 1997         $4,700,000

            February 1, 1997 through April 30, 1997           $5,000,000

            In each subsequent fiscal quarter thereafter      $5,000,000

           8.3.2 Minimum Average Availability. Maintain Average Availability, as of the end of each month, of not less than $1,000,000, and maintain Availability, on the last day of each month, of not less than $1,000,000.

           8.3.3  [Intentionally omitted].

           8.3.4 Fixed Charge Coverage Ratio. Achieve a Fixed Charge Coverage Ratio for each fiscal quarter of not less than the ratio shown below for the period corresponding thereto:

           May 1, 1996 through July 31, 1996               1.05 to 1.00

           August 1, 1996 through October 31, 1996         1.05 to 1.00

           November 1, 1996 through January 31, 1997       1.10 to 1.00

           In each subsequent fiscal quarter thereafter    1.10 to 1.00


           8.3.5 Minimum Backlog. Maintain, at the end of each fiscal quarter, a Backlog of not less than $24,000,000.

SECTION 9.  CONDITIONS PRECEDENT TO INITIAL CREDITS

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make or issue the initial Loans, Letters of Credit, or LC Guaranties under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

     9.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

     9.2   Intentionally Omitted.

     9.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

     9.4 Availability. Lender shall have determined that immediately after Lender has made the initial Loans and issued the initial Letters of Credit and LC Guaranties contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $2,000,000.

     9.5 Fiscal Year End Financial Statements. Lender shall have received, and shall have approved in its sole discretion, copies of Borrower's audited 1996 fiscal year end financial statements, dated as of February 3, 1996, prepared in accordance with the requirements of subsection 8.1.3(i), which financial statements shall not reflect any material adverse change or changes from Borrower's draft 1996 fiscal year end financial statements previously submitted to Lender.

     9.6 Certified Documents of Borrower. On or before the Closing Date, Borrower shall have delivered to Lender copies of the following documents, duly certified, or the following certificates, as applicable:

           (i)   Resolutions of the board of directors of Borrower authorizing
(a) the execution, delivery and performance of the Loan Documents to which Borrower is a party, (b) the consummation of the transactions contemplated by the Loan Documents to which Borrower is a party, and (c) all other actions to be taken by Borrower in connection with the Loan Documents to which it is a party;

           (ii) A certificate, signed by the secretary or an assistant secretary of Borrower, dated as of the Closing Date, as to (a) the incumbency, and containing the specimen signature or signatures, of the Person or Persons authorized to execute the Loan Documents to which Borrower is a party on behalf of Borrower, together with evidence of the incumbency of such secretary or assistant secretary, and (b) the authenticity and completeness of the articles of incorporation and bylaws of Borrower (with complete and accurate copies of same to be attached to the certificate); and

           (iii) Certificates of status or good standing of Borrower, from the Secretary of State of California and Texas, and in each other jurisdiction in which Borrower is required to be qualified to do business, dated within 15 days of the Closing Date.

     9.7   [Intentionally omitted].

     9.8 Confirmation Searches. Lender shall have received searches reflecting the filing of its financing statements and/or fixture filings with respect to Borrower.

     9.9 Opinion of Counsel. Lender shall have received from counsel for Borrower a legal opinion in form and substance reasonably satisfactory to Lender and its counsel.

           9.10 Evidence of Insurance of Collateral. Lender shall have received certificates of insurance in respect of the Collateral, together with the endorsements thereto, as are required by subsection 6.1.2 hereof.

           9.11 Use of Financing. Lender shall have received a certificate from Borrower satisfactory to it that the Loans to be made hereunder are being used in accordance with subsection 1.1.2 hereof.

           9.12 Pay-Off Letter and UCC Termination Statements, etc.. Existing Lender shall have executed and delivered the Pay-Off Letter, which shall be in full force and effect, together with UCC termination statements and other documentation evidencing the termination of its Liens on the Property of Borrower.

           9.13 Disbursement Instruction Letter. Borrower shall have executed and delivered to Lender the Disbursement Instruction Letter.

           9.14 Offshore Receivable Financing. Lender shall have received evidence satisfactory to it that Borrower has received the proceeds of the Garuda Indonesia receivable financed by the Export Import Bank.

           9.15 Past Due Allison Payable. Lender shall have received evidence satisfactory to it that Borrower is in good standing with regard to any and all past due amounts owing to Allison Engine Company.

           9.16 Dominion Account Agreement. Lender shall have received an executed and delivered original counterpart of the Dominion Account Agreement entered into by the bank at which the Dominion Account is maintained, which shall be acceptable in form and content to Lender.

           9.17 Inventory Analysis. Lender shall have conducted and approved of the results of a "Pre-Funding Audit" during which audit Lender shall have compared the inventory costing of repairable and serviceable parts to the list price for new parts.

           9.18 Tax Sharing Agreement. Lender shall have received a copy of the Tax Sharing Agreement, together with a certificate of the Secretary of Borrower certifying the same to be a true, correct, and complete copy thereof.

           9.19 Shareholders Agreement. Lender shall have received a copy of the Shareholders Agreement, together with a certificate of the Secretary of Borrower certifying the same to be a true, correct, and complete copy thereof.

           9.20 Canpartners Sub Debt Documents. Lender shall have received a copy of the Canpartners Sub Debt Documents, together with a certificate of the Secretary of Borrower certifying the same to be a true, correct, and complete copy thereof.

SECTION 9A.   CONDITIONS PRECEDENT TO ALL CREDITS

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make or issue any Loans, Letters of Credit or LC Guaranties under this Agreement unless each of the following conditions is satisfied:

     9A.1  No Default.  No Default or Event of Default shall exist.

     9A.2 Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of date of such Loan (except to the extent that such representations and warranties relate solely to an earlier date).

     9A.3 No Litigation. No action, proceeding, investigation, regulation, or legislation shall have been instituted, threatened, or proposed before any court, governmental agency, or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

     9A.4 Adverse Change. No material adverse change shall have occurred in the financial condition or business operations of Borrower.

SECTION 9B.   CONDITION SUBSEQUENT

     As a condition subsequent to the making or issuing of the Loans, Letters of Credit, or LC Guaranties under this Agreement on the Closing Date, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default hereunder):

     9B.1 Retention of Chief Financial Officer. Within 120 days of the Closing Date, Borrower shall have hired a chief financial officer, which individual shall be satisfactory to Lender, such approval not to be unreasonably withheld or delayed.

     9B.2 Collateral Access Agreements. (a) Within 60 days of the Closing Date, Lender shall have received the Oakland Collateral Access Agreements, each of which shall have been duly executed and delivered and shall be in full force and effect.

           (b) Within 45 days of the Closing Date, Lender shall have received Collateral Access Agreements (other than the Oakland Collateral Access Agreements) in respect of any location of Borrower at which Inventory or Equipment is located and that either (i) is not owned in fee by Borrower, or
(ii) is subject to a mortgage in favor of a mortgagee other than Lender, each of which shall have been duly executed and delivered and shall be in full force and effect.

SECTION 10.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

           10.1.1 Payment of Notes. Borrower shall fail to pay any installment of principal, interest, or premium, if any, owing on either of the Term Notes on the due date of such installment.

           10.1.2 Payment of Other Obligations. Borrower shall fail to pay any of the Obligations that are not evidenced by the Term Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

           10.1.3 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

           10.1.4 Breach of Specific Covenants. (a) Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 6.1.1, 8.1.1, 8.2, or 8.3 hereof on the date that Borrower is required to perform, keep or observe such covenant; or (b) in the case of Sections 6.2 or 8.1.3, Borrower has not performed, kept or observed such covenant within 15 days of the date that Borrower is required to perform, keep or observe such covenant.

           10.1.5 Breach of Other Covenants. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

           10.1.6 Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

           10.1.7 Other Defaults. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

           10.1.8 Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

           10.1.9 Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of Borrower.

           10.1.10 Insolvency and Related Proceedings. Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (and if against Borrower, the continuation of such proceeding for more than 45 days; provided, however, that during the pendency of such proceeding, Lender shall be relieved of its obligation to make additional Revolving Credit Loans hereunder or cause to be issued additional Letters of Credit or LC Guaranties hereunder), or Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

           10.1.11 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to the continued or lawful operation of its business; or Borrower shall be enjoined, restrained, or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination of such lease or agreement, either individually or together with the cancellation or termination of all other such leases and agreements, could reasonably be expected to result in a material adverse change in the financial condition or business of Borrower; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

           10.1.12 Change of Ownership. First Aviation shall cease to own and control, beneficially and of record, 51% of the issued and outstanding capital stock of Borrower.

           10.1.13 ERISA. A Reportable Event shall occur which Lender in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal from such Plan.

           10.1.14 Challenge to Agreement. Borrower or any Affiliate of Borrower shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations, or the perfection or priority of any Lien granted to Lender.

           10.1.15  Intentionally Omitted.

           10.1.16 Criminal Forfeiture. Borrower or any Subsidiary of Borrower shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower or any Subsidiary of Borrower having a fair market value exceeding $100,000.

           10.1.17 Judgments. Any money judgment, writ of attachment or similar process is filed against Borrower or any of its Property in the amount of $100,000 in the aggregate and the same is not discharged or bonded within 30 days of such filing.

     10.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, provided that upon the occurrence of an Event of Default specified in subsection 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

     10.3 Other Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

           10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

           10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

           10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

           10.3.4 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements, to the extent permitted under the terms of such licenses, shall inure to Lender's benefit.

           10.3.5 Lender may, at its option, require Borrower to deposit with Lender funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Uncommitted Advance is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

           10.3.6 Lender, at its option, may retain an independent consultant to perform a valuation of Borrower's Inventory. Borrower shall provide such independent consultant with full access to Borrower's business and records to the same extent granted to Lender in subsection 8.1.1 hereof.

     10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11.   MISCELLANEOUS

     11.1 Power of Attorney. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

           11.1.1 At such time or times upon or after the occurrence of an Event of Default as Lender or its agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

           11.1.2 At such time or times upon or after the occurrence of an Event of Default as Lender or its agent, in its sole discretion, may determine:
(i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral: (v) prepare file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

     11.2 Indemnity. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. The foregoing to the contrary notwithstanding, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     11.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Lender may, with the written consent of Borrower (which shall not be unreasonably withheld, conditioned, or delayed), participate, sell, assign, transfer, or otherwise dispose of, at any time or times hereafter, this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder; provided, however, that no such consent of Borrower shall be required if: (a) any such assignment or sale is in connection with the merger, sale, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of Lender; or (b) any such participation, sale, assignment, transferee, or other disposition is to an Eligible Transferee. In the event Lender elects to make an assignment of a portion of its interests in respect of this Agreement and the other Loan Documents, Lender agrees to use reasonable best efforts to make any such assignment in the minimum amount of $10,000,000 (with unfunded commitments and outstanding Loans being aggregated for such purpose) or such lesser amount as then is held by Lender. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower and its Subsidiaries to any potential participant or assignee provided such participant or assignee shall be bound by the provisions of Section 11.16.

     11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 11.3 hereof.

     11.6 Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     11.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

     If to Lender:                 FLEET CAPITAL CORPORATION
                                   15260 Ventura Boulevard, Suite 1200
                                   Sherman Oaks, California 91403
                                   Attention: Loan Administration Manager
                                   Facsimile No.: (818) 905-5927


     With a copy to:               BROBECK, PHLEGER & HARRISON LLP
                                   550 South Hope St., Suite 2100
                                   Los Angeles, California 90071
                                   Attention: John Francis Hilson, Esquire
                                   Facsimile No.: (213) 239-1324


     If to Borrower:               NATIONAL AIRMOTIVE CORPORATION
                                   7200 Lockheed Street
                                   Oakland, California 94621
                                   Attention: John F. Risko
                                   Facsimile No.: (510) 568-7058


     With a copy to:               O'MELVENY & MYERS
                                   610 Newport Center Drive, Suite 1700
                                   Newport Beach, California 92660-6474
                                   Attention: Joseph J. Herron, Esquire
                                   Facsimile No.: (714) 669-6994

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

     11.9 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     11.10 Credit Inquiries. Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower.

     11.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     11.12 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     11.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     11.14 GOVERNING LAW: CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN LOS ANGELES, CALIFORNIA. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CALIFORNIA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CALIFORNIA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF LOS ANGELES COUNTY, CALIFORNIA, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, CENTRAL DIVISION, SHALL HAVE

EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     11.15 WAIVERS BY BORROWER. BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (V) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT

AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     11.16 Confidentiality. Lender agrees that material, non-public information regarding Borrower, its operations, assets, and existing and contemplated business plans shall be treated by Lender in a confidential manner, and shall not be disclosed by it to Persons who are not parties to this Agreement, except: (a) to counsel for and other advisors, accountants, and auditors to Lender, (b) as may be required by statute, decision, or judicial or administrative order, rule, or regulation, (c) as may be agreed to in advance by Borrower, (d) as to any such information that is or becomes generally available to the public, and (e) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation, or pledge or prospective pledge of Lender's interests under this Agreement, provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, pledgee, or prospective pledgee shall take its interest hereunder subject to the terms hereof.




                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.


ATTEST:                                     NATIONAL AIRMOTIVE CORPORATION,
                                            a California corporation



                                            By   /s/ JOHN F. RISKO
---------------------------------              --------------------------------
Name:   Rajesh Sharma                       Name:    John F. Risko
Title:  Secretary                           Title:   Chief Executive Officer



                                            ACCEPTED IN LOS ANGELES, CALIFORNIA:

                                            FLEET CAPITAL CORPORATION



                                            By  /s/ JOSEPH C. AVENATTI
                                               ---------------------------------
                                            Name:   Joseph C. Avenatti
                                            Title:  Vice President

                                   APPENDIX A

                              GENERAL DEFINITIONS


     When used in the Loan and Security Agreement dated as of June 13, 1996 by and between Fleet Capital Corporation and National Airmotive Corporation, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

           Account Debtor - any Person who is or may become obligated under or on account of an Account.

           Accounts - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquires any interest.

           Affiliate - a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

           Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

           Allison - Allison Engine Company, Inc.

           Availability - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when (a) the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower), plus the LC Amount, is subtracted from (b) the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

           Average Availability - with respect to any month, the sum of Availability on each Business Day during such month divided by the number of Business Days in such month.

           Backlog- as of the last day of any fiscal quarter commencing with July 31, 1996, the dollar amount of the scheduled shipments reasonably projected to be made by Borrower during the next 90 day period.

           Borrowing Base - as at any date of determination thereof, an amount equal to:

                  (a)      85% of the net amount of Eligible Accounts; PLUS

                  (b)      an amount equal to the lesser of: (i) $2,000,000 and
           (ii) 70% of the net amount of Eligible Unbilled Accounts; PLUS

                  (c)      an amount equal to the lesser of: (i) $19,500,000 and
           (ii) the sum of (w) 60% of the value of Eligible Inventory; provided, however, that, during the 10 consecutive quarters following the Closing Date, such percentage shall be permanently reduced by 1% in each quarter during which Borrower is not in compliance with subsection 8.3.2, 8.3.4 and 8.3.5hereof; PLUS

                  (d) the lesser of (1) $6,000,000 and (2) 60% of the value of Eligible WIP Inventory; provided, however, that, during the 10 consecutive quarters following the Closing Date, such percentage shall be permanently reduced by 1% in each quarter during which Borrower is not in compliance with subsection 8.3.2, 8.3.4 and 8.3.5 hereof;PLUS

                  (e) the lesser of (1) $2,000,000 and (2) 50% of the value of Eligible Slow and Rental Inventory; MINUS

                  (d)      the aggregate amount of the Environmental Reserve.

     For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

           Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located such state are closed.

           Canpartners - Canpartners Investments IV, LLC, a California limited liability company, as assignee of Canpartners Investments III, L.P., a California limited partnership.

           Canpartners Call - the right of Borrower to exercise the "CPI Call Option" (as defined in the Shareholders Agreement) in respect of Securities of Borrower owned by Canpartners in accordance with Article VI of the Shareholders Agreement.

           Canpartners Put - the right of Canpartners to exercise the "Put Option" in respect of the Securities of Borrower owned by Canpartners in accordance with Article VI of the Shareholders Agreement.

           Canpartners Sub Debt Documents - all material agreements, instruments, and documents in respect of the Canpartners Subordinated Debt, including, without limitation, that certain Loan and Security Agreement, dated as of June 1, 1995, as amended by that certain First Amendment to Loan and Security Agreement of National Airmotive Corporation, dated of even date herewith, between Canpartners and Borrower, and that certain Warrant Agreement of National Airmotive Corporation, dated as of June 1, 1995, as amended by that certain First Amendment to Warrant Agreement of National Airmotive Corporation, dated of even date herewith, between Canpartners and Borrower.

           Canpartners Subordinated Debt - Subordinated Debt of Borrower owing to Canpartners in the principal amount of $2,000,000 as of the Closing Date.

           Capital Expenditures - cash expenditures made or liabilities incurred under this Agreement for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which are capital assets as defined in accordance with GAAP.

           Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

           Closing Date - the date on which all of the conditions precedent in Sections 9 and 9A of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

           Code - the Uniform Commercial Code as adopted and in force in the State of California as from time to time in effect, except that in those circumstance where the California Commercial Code requires the application of the Uniform Commercial Code of another jurisdiction, the term Code shall refer to the Uniform Commercial Code as enacted in such jurisdiction.

           Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

           Collateral Access Agreement - a landlord waiver, mortgagee waiver, bailee letter, or similar acknowledgement agreement of any warehouseman or processor of Inventory or Equipment, in each case in form and substance satisfactory to Lender.

           Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

           Cumulative Fixed Charge Coverage Ratio - For the cumulative period beginning on the date of this Agreement and ending on the date of calculation of this ratio, the ratio of cumulative EBITDA minus cumulative Capital Expenditures divided by the sum of cumulative Interest Expense plus cumulative Scheduled Principal Amortization plus cumulative unscheduled principal amortization payments plus cumulative actual cash income taxes (other than cash payments of income taxes accrued through April 30, 1996 for the period from June 1, 1995 through April 30, 1996) for such fiscal periods of Borrower plus cumulative Distributions in respect of the "Preferred Stock" (as defined in the Intercreditor Agreement), as determined in accordance with GAAP and as reflected on the financial statement of Borrower supplied to Lender pursuant to subsection 8.1.3 of the Agreement plus the cumulative cash equivalent value of any distributions of stock in respect of the "Preferred Stock" not otherwise included in cumulative Distributions.

           Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

           Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

           Default Rate - as defined in subsection 2.1.2 of the Agreement.

           Disbursement Instruction Letter - a signed letter of instruction, in form and content satisfactory to Lender, instructing Lender as to the disbursements of Loans to be made on the Closing Date.

           Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

           Dominion Account - a special account of Lender established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

           Dominion Account Agreement - any and all agreements with respect to the Dominion Account in form and substance satisfactory to Lender.

           Early Termination Charge - as defined in subsection 4.2.3 of the Agreement.

           EBITDA - with respect to any fiscal period, means the net earnings (or loss) before interest expense, provision for income taxes, depreciation, and amortization expense for such fiscal period of Borrower, as determined in accordance with GAAP and as reflected on the financial statement of Borrower supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding non- recurring transaction costs incurred in connection with the negotiation, execution, and delivery of this Agreement and the concurrent amendments to the Canpartners Sub Debt Documents.

           Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Lender, in its sole credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                  (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

                  (ii) (A) with respect to Accounts other than Supported Foreign Accounts, it is unpaid for more than 60 days after the original due date shown on the invoice; or (B) with respect to Supported Foreign Accounts, its is unpaid for more than 150 days after the original due date shown on the invoice; or

                  (iii) it is due or unpaid more than 120 days after the original invoice date; provided that, in the case of either (A) Accounts for which the Account Debtor is the United States of America, or (B) Supported Foreign Accounts, such time period may be up to 150 days; or

                  (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

                  (v) the total unpaid Accounts of the Account Debtor (excluding Federal Accounts and LC Supported Foreign Accounts) exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess; provided however, that in the case of Insurance Supported Foreign Accounts, the forgoing percentage shall be 30% before the excess would be deemed ineligible; or

                  (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

                  (vii) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                  (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (ix) it arises from a sale to an Account Debtor outside the United States, unless it is a Supported Foreign Account; or

                  (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

                  (xi)    [Intentionally omitted].

                  (xii) the Account is subject to a Lien other than a Permitted Lien; or

                  (xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xiv) the Account is evidenced by chattel paper or an instrument of any kind that has not been delivered into the possession of Lender, or has been reduced to judgment; or

                  (xv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                  (xvi) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

The foregoing as to the general eligibility of Accounts owed by an Account Debtor that is the United States of America or any department, agency or instrumentality thereof ("Federal Accounts") notwithstanding, Borrower shall, at Lender's request, promptly assign to Lender Borrower's rights to payment of: (y) prior to the occurrence and during the continuance of a Default or Event of Default, Federal Accounts in excess of a $250,000 invoice amount; and (z) upon the occurrence and during the continuance of a Default or Event of Default, all Federal Accounts; in each case, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. Section 203 et seq., as amended) (it being understood that the foregoing shall not limit Lender's right not to make any Revolving Credit Loan or to cause to be issued any Letter of Credit or LC Guaranty if and for so long as a Default or Event of Default shall exist).

           Eligible Transferee - any of: (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $100,000,000; (b) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and having total assets in excess of $100,000,000; provided, however, such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of business and having total assets in excess of $100,000,000; (d) any Affiliate (other than individuals) of Lender; (e) any other Person approved by Lender and Borrower; or (f) Investor or any Affiliate thereof or Canpartners or any Affiliate thereof.

           Eligible Inventory - such Inventory of Borrower (other than packaging materials and supplies) which Lender, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                  (i) it is not new, serviceable, or repairable Allison parts (constituting type A, B, or C Inventory as determined by Lender), finished goods, or new, serviceable, or repairable parts furnished by vendors other than Allison; or

                  (ii) it is not (y) in good and saleable condition, and (z) new, serviceable , or repairable; or

                  (iii) it is slow moving (i.e., it has not moved within 24 months from the date of purchase or, in the case of serviceable parts, from the date of production,) obsolete or unmerchantable; or

                  (iv) it does not meet all applicable standards imposed by any governmental agency or authority; or

                  (v) it does not conform in all respects to the warranties and representations set forth in the Agreement; or

                  (vi) it is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

                  (vii) it is not situated at a location in compliance with the Agreement or is in transit.

           Eligible Slow and Rental Inventory - such Inventory of Borrower that would constitute Eligible Inventory except for the fact that it consists of slow moving Inventory (net of reserves) and rental engines.

           Eligible Unbilled Accounts - such Accounts of Borrower that would constitute Eligible Accounts except for the fact that they have been earned by performance but not yet billed.

           Eligible WIP Inventory - such Inventory of Borrower that would constitute Eligible Inventory except for the fact that it consists of work-in-process.

           Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

           Environmental Reserve - $50,000 in respect of Borrower's potential liability for additional remediation costs for its Oakland, California facility, such reserve to remain in place until Borrower's two year obligation to monitor the facility has been satisfied.

           Equipment - all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

           ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

           Event of Default - as defined in Section 10.1 of the Agreement.

           Existing Lender - Congress Financial Corporation (Western), a California corporation.

           Federal Accounts - has the meaning ascribed thereto in the definition of Eligible Accounts.

           First Aviation - First Aviation Services, Inc., a Delaware corporation.

           Fixed Charge Coverage Ratio - The ratio of EBITDA minus Capital Expenditures divided by the sum of Interest Expense plus Scheduled Principal Amortization plus actual cash income taxes (other than cash payments of income taxes accrued through April 30, 1996 for the period from June 1, 1995 through April 30, 1996) for such fiscal period of Borrower plus Distributions in respect of the "Preferred Stock" (as defined in the Intercreditor Agreement), as determined in accordance with GAAP and as reflected on the financial statement of Borrower supplied to Lender pursuant to subsection 8.1.3 of the Agreement.

           GAAP - generally accepted account principles in the United States of America in effect from time to time.

           General Intangibles - all personal property of Borrower (including things in action) other than goods, Accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by Borrower.

           Indebtedness - as applied to a Person means, without duplication

                  (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                  (ii) all obligations of other Persons which such Person has guaranteed,

                  (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                  (iv) in the case of Borrower (without duplication), the Obligations.

           Insurance Supported Foreign Accounts - Accounts which qualify as a Supported Foreign Account under item (b) or (c) of the definition of Supported Foreign Account.

           Intercreditor Agreement - the Intercreditor and Subordination Agreement to be dated on or about the closing date among Borrower, Lender, First Aviation and Canpartners.

           Interest Expense - with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP plus the Letter of Credit and LC Guaranty fees owing for such period.

           Inventory - all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

           Investor - First Equity Development, Inc., a Delaware corporation.

           Junior Payments Fixed Charge Coverage Condition - Borrower shall have achieved, for the relevant period, a Fixed Charge Coverage Ratio that exceeds the minimum Fixed Charge Coverage Ratio set forth in Section 8.3.4 for such period by at least five points (0.05). By way of illustration only, the Junior Fixed Charge Coverage Condition is satisfied if Borrower achieves a Fixed Charge Coverage Ratio of 1.10:1.00 for the fiscal quarter ending July 31, 1996 and is not satisfied if Borrower achieves a Fixed Charge Coverage Ratio of 1.09:1.00 for the fiscal quarter ending July 31, 1996.

           Junior Payments Heightened Fixed Charge Coverage Condition - Borrower shall have achieved, for the relevant period, a Fixed Charge Coverage Ratio that exceeds the minimum Fixed Charge Coverage Ratio set forth in Section
     8.3.4 for such period by at least ten points (0.10). By way of illustration only, the Junior Heightened Fixed Charge Coverage Condition is satisfied if Borrower achieves a Fixed Charge Coverage Ratio of 1.15:1.00 for the fiscal quarter ending July 31, 1996 and is not satisfied if Borrower achieves a Fixed Charge Coverage Ratio of 1.14:1.00 for the fiscal quarter ending July 31, 1996.

           LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

           LC Guaranty - any guaranty pursuant to which Lender or any Affiliate of Lender shall guaranty the payment or performance by Borrower of its reimbursement obligation under any standby letter of credit.

           LC Supported Foreign Accounts - Accounts which qualify as a Supported Foreign Account under item (a) of the definition of Supported Foreign Account.

           Letter of Credit - any letter of credit issued by Lender or any of Lender's Affiliates for the account of Borrower.

           LIBOR Rate - the rate of interest displayed on the Reuters LIBOR Page from time to time as the then prevailing one month LIBOR Rate; and, if such rate quotation service is discontinued or substantially modified for any reason, a comparable rate quotation designated by Lender as a substitute therefor. Each determination by Lender of the LIBOR Rate shall be conclusive.

           Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

           Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

           Loan Documents - the Agreement, the Other Agreements and the Security Documents.

           Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

           Management Call - the right of Borrower to exercise the "Management Call Option" (as defined in the Shareholders Agreement) in respect of Securities of Borrower owned by "Management Holders" (as defined in the Shareholders Agreement) in accordance with Article VI of the Shareholders Agreement.

           Management Payments Fixed Charge Coverage Condition - Borrower shall have achieved, for the relevant period, a Fixed Charge Coverage Ratio that exceeds the minimum Fixed Charge Coverage Ratio set forth in Section 8.3.4 for such period by at least ten points (0.10). By way of illustration only, the Management Payments Fixed Charge Coverage Condition is satisfied if Borrower achieves a Fixed Charge Coverage Ratio of 1.15:1.00 for the fiscal quarter ending July 31, 1996 and is not satisfied if Borrower achieves a Fixed Charge Coverage Ratio of 1.14:1.00 for the fiscal quarter ending July 31, 1996.

           Maximum Amount - as of any date of determination, $40,000,000 minus the unpaid principal balance of the Term Loans at such date.

           Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (excluding accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

           Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

           Net Worth - with respect to any fiscal period, means Borrower's Net Worth as determined in accordance with GAAP and as reflected in the financial statement of Borrower supplied to Lender pursuant to subsection
     8.1.3 of the Agreement.

           Oakland Collateral Access Agreements - Collateral Access Agreements in respect of each of the Oakland Leases.

           Oakland Leases - collectively, (i) that certain License and Concession Agreement, between the City of Oakland, a municipal corporation acting by and through its Board of Port Commissioners, and Borrower, dated November 22, 1990, respecting certain property described therein located at the Metropolitan Oakland International Airport consisting of approximately 28,455 square feet of land near Building L-815 and more commonly known as 722 Grumman Street, and (ii) that certain Lease, between the City of Oakland, a municipal corporation acting by and through its Board of Port Commissioners, and Borrower, dated January 31, 1991, respecting certain property described therein located at the Metropolitan Oakland International Airport consisting of approximately 95,256 square feet of land.

           Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon (including without limitation, Early Termination Changes), owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

           Original Term - as defined in Section 4.1 of the Agreement.

           Other Agreements - the Dominion Account Agreements, the Pay-Off Letter, the Disbursement Instruction Letter, the Intercreditor Agreement and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

           Pay-Off Letter - the letter, in form and substance reasonably satisfactory to Lender, from Existing Lender, respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a termination or release of all of the security interests or liens existing in favor of Existing Lender in and to the Property of Borrower.

           Permitted Distributions - (a) solely to the extent (and in the manner) expressly permitted under Section 4(c) of the Intercreditor Agreement and if the Junior Payments Heightened Fixed Charge Coverage Condition is satisfied therefor, payments of dividends on and redemptions of the "Preferred Stock" (as defined in the Intercreditor Agreement), provided, however, that upon repayment in full in cash of the Term Loans, Borrower may make payments of cash dividends so long as Borrower's Cumulative Fixed Charge Coverage Ratio is equal to or greater than 1.20;
     (b) so long as no Event of Default has occurred and is continuing or would result therefrom, repurchases or redemptions by Borrower of Securities issued by Borrower to "Management Holders" (as defined in the Shareholders Agreement) pursuant to Article V of the Shareholders Agreement; provided, however, that the aggregate amount of all such redemptions shall not exceed $250,000; and (c) Distributions that are made by Borrower through First Aviation to Investor in the amount of income tax payments then due and owing by Borrower under the Tax Sharing Agreement (and provided such Distributions are not made earlier than 10 days prior to the date such payments are due and owing by Borrower) and are paid promptly by Investor on behalf of Borrower in connection with consolidated income tax returns filed by Investor under the Tax Sharing Agreement (and each of Investor and First Aviation, by the execution and delivery by First Aviation of the Intercreditor Agreement, shall be deemed to have agreed promptly to use the proceeds of such Distributions solely for such purpose).

           Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

           Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness of Borrower at the time outstanding, does not exceed $100,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed instead as a Capitalized Lease Obligation.

           Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

           Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

           Projections - Borrower's forecasted (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

           Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

           Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

           Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

           Rentals - as defined in subsection 8.2.13 of the Agreement.

           Renewal Terms - as defined in Section 4.1 of the Agreement.

           Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

           Restricted Inventory - Inventory consisting of any:

                  a. aircraft engine which is rated 750 or more takeoff horsepower or the equivalent of such horsepower;

                  b. aircraft propeller which is rated as being capable of absorbing 750 or more rated takeoff shaft horsepower; or

                  c. aircraft engines, propellers, spare parts, or appliances, including any instrument, equipment, apparatus, parts, appurtenances or accessories of whatever description, which are used or capable of being or intended to be used, in the navigation, operation or control of aircraft in flight (including parachutes, communication equipment and any other mechanism or mechanisms installed or attached to aircraft during flight) which are not parts of aircraft, aircraft engines or propellers, that are maintained on behalf of an air carrier certified by the Civil Aeronautics Board.

           Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (i) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

                  (ii) Property used or to be used in the ordinary course of business;

                  (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

                  (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

                  (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

                  (vii) loans or other advances of money for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business; provided, however, that no such loan or other advance of money shall be evidenced by a note or other instrument.

           Revolving Credit Loan - a Loan made by Lender as provided in Section
     1.1 of the Agreement.

           Schedule of Accounts - as defined in subsection 6.4.1 of the Agreement.

           Scheduled Principal Amortization - scheduled repayment of unpaid principal for the relevant period as required under the Term Notes and, irrespective of whether permitted under the Intercreditor Agreement to be paid, the Canpartners Subordinated Debt.

           Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

           Security Documents - All instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

           Shareholders Agreement - that certain Shareholders Agreement, dated as of June 1, 1995, as amended by that certain Amendment to Shareholders Agreement, dated as of even date herewith, among Borrower and the "Holders" identified therein, as such agreement is in existence on the Closing Date.

           Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

           Stockholder's Equity - at any date, the sum of Borrower's stated capital, paid-in surplus and retained earnings, less treasury stock, all as determined in accordance with GAAP, and specifically not including any reevaluation surplus.

           Subordinated Debt - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to the Lender.

           Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

           Supported Foreign Account - An Account owed by an Account Debtor located outside the United States that is: (a) supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer, including an acceptable domestic confirming bank), a copy of which is in the possession of Lender or its agent so long as no Default or Event of Default has occurred and is continuing, and the original of which is in the possession of Lender or its agent from and after the occurrence and during the continuance of a Default or Event of Default (it being understood that the foregoing shall not limit Lender's right not to make any Revolving Credit Loan or to cause to be issued any Letter of Credit or LC Guaranty if and for so long as a Default or Event of Default shall exist); or (b) covered under foreign credit insurance satisfactory to Lender (as to form, substance, and issuer) evidence of which is in possession of Lender or its agent; or (c) covered by credit insurance issued by the Export Import Bank in form and amount satisfactory to Lender.

           Tax Sharing Agreement - that certain Tax Sharing Agreement, dated as of June 1, 1995, among Investor and those of its Affiliates signatory thereto, as such agreement is in existence on the Closing Date.

           Term Loans - Term Loan #1 and Term Loan #2.

           Term Loan #1 - the Loan described in subsection 1.2.1 of the Agreement.

           Term Loan #2 - the Loan described in subsection 1.2.2 of the Agreement.

           Term Notes - Term Note #1 and Term Note #2.

           Term Note #1 - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence Term Loan #1 which shall be in the form of Exhibit T-1 to the Agreement.

           Term Note #2 - the Secured Promissory Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence Term Loan #2 which shall be in the form of Exhibit T-2 to the Agreement.

           Total Credit Facility - $40,000,000.

           Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

           Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

           Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                LIST OF EXHIBITS


Exhibit T-1             Term Note #1 (LIBOR Option)
Exhibit T-2             Term Note #2 (LIBOR Option)
Exhibit 6.1.1           Borrower's and each Subsidiary's Business Locations
Exhibit 7.1.1           Jurisdictions in which Borrower and each Subsidiary is
                        Authorized to do Business
Exhibit 7.1.4           Capital Structure of Borrower
Exhibit 7.1.5           Corporate Names
Exhibit 7.1.16          Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.19          Contracts Restricting Borrower's Right to Incur Debts
Exhibit 7.1.20          Litigation
Exhibit 7.1.22(A)       Capitalized Leases
Exhibit 7.1.22(B)       Operating Leases
Exhibit 7.1.23          Pension Plans
Exhibit 7.1.25          Labor Contracts
Exhibit 8.1.3           Compliance Certificate
Exhibit 8.2.3           Letters of Credit and Letter of Credit Guaranties
                        issued by Existing Lender
Exhibit 8.2.5           Permitted Liens

                                                                     EXHIBIT T-1

                            SECURED PROMISSORY NOTE


$2,000,000                                                        June 13, 1996
                                                        Los Angeles, California


     FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, INC., a Connecticut corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of Two Million Dollars ($2,000,000), together with interest from and after the date hereof on the unpaid principal balance outstanding at a variable rate per annum equal to 3.50% plus the LIBOR Rate.

     This Secured Promissory Note (the "Note") is the Term Note #1 referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrower and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants, and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

     At all times, the rate of interest shall increase or decrease by an amount equal to any increase or decrease in the LIBOR Rate, effective as of the opening of business on the day that any such change in the LIBOR Rate occurs. All interest shall be computed in the manner provided in subsection 2.1.3 and
Section 2.2 of the Loan Agreement.

     For so long as no Event of Default shall have occurred, the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

           (a) Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on July 1, 1996, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

           (b) Principal shall be due and payable monthly commencing on July 1, 1996, and continuing on the first day of each month thereafter until paid in full, in installments of Twenty Three Thousand and 00/100 Dollars ($23,000.00) each;

           (c) Paragraph (b) above notwithstanding, the entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on May 15, 1999.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

     This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower also may terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

     Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

     Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Los Angeles, California, on the date first above written.


ATTEST:                                   NATIONAL AIRMOTIVE CORPORATION,
                                          a California corporation



                                          By  /s/ JOHN F. RISKO
----------------------------------            ----------------------------------
Name: Rajesh Sharma                       Name:   John F. Risko
Title:  Secretary                         Title:  Chief Executive Officer

                                                                    EXHIBIT T-2

                            SECURED PROMISSORY NOTE


$1,000,000                                                         June 13, 1996
                                                         Los Angeles, California


     FOR VALUE RECEIVED, the undersigned (hereinafter "Borrower"), hereby promises to pay to the order of FLEET CAPITAL CORPORATION, INC., a Connecticut corporation (hereinafter "Lender"), in such coin or currency of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, the principal sum of One Million Dollars ($1,000,000), together with interest from and after the date hereof on the unpaid principal balance outstanding at a variable rate per annum equal to 4.50% plus the LIBOR Rate.

     This Secured Promissory Note (the "Note") is the Term Note #2 referred to in, and is issued pursuant to, that certain Loan and Security Agreement between Borrower and Lender dated the date hereof (hereinafter, as amended from time to time, the "Loan Agreement"), and is entitled to all of the benefits and security of the Loan Agreement. All of the terms, covenants, and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full. All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

     At all times, the rate of interest shall increase or decrease by an amount equal to any increase or decrease in the LIBOR Rate, effective as of the opening of business on the day that any such change in the LIBOR Rate occurs. All interest shall be computed in the manner provided in subsection 2.1.3 and
Section 2.2 of the Loan Agreement.

     For so long as no Event of Default shall have occurred, the principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

           (a) Interest shall be due and payable monthly, in arrears, on the first day of each month, commencing on July 1, 1996, and continuing until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full;

           (b) Principal shall be due and payable monthly commencing on July 1, 1996, and continuing on the first day of each month thereafter until paid in full, in installments of Twenty Seven Thousand and 00/100 Dollars ($27,000.00) each;

           (c) Paragraph (b) above notwithstanding, the entire remaining principal amount then outstanding, together with any and all other amounts due hereunder, shall be due and payable on May 15, 1999.

Notwithstanding the foregoing, the entire unpaid principal balance and accrued interest on this Note shall be due and payable immediately upon any termination of the Loan Agreement pursuant to Section 4 thereof.

     This Note shall be subject to prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement. Borrower also may terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

     Upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies set forth in Section 10 of the Loan Agreement.

     Time is of the essence of this Note. To the fullest extent permitted by applicable law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

     Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower's liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered in Los Angeles, California, on the date first above written.


ATTEST:                                   NATIONAL AIRMOTIVE CORPORATION,
                                          a California corporation



                                          By /s/ JOHN F. RISKO
----------------------------------           -----------------------------------
Name: Rajesh Sharma                       Name:  John F. Risko
Title:  Secretary                         Title: Chief Executive Officer

                                                                   EXHIBIT 6.1.1

                               BUSINESS LOCATIONS


1. Borrower currently has the following business locations, and no others:

         Chief Executive Office:

                 7200 Lockheed Street
                 Oakland, California

         Other Locations:

                 2508 Palm Drive
                 Long Beach, California

                 -----------------------
                 Houston, Texas

2. Borrower maintains its books and records relating to Accounts and General Intangibles at:

                 7200 Lockheed Street
                 Oakland, California

3. Borrower has had no office, place of business or agent for process located in any county other than as set forth above, except:




4. Each Subsidiary currently has the following business locations, and no others:

         Chief Executive Office:

         Other Locations:




5. Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:

6. Each Subsidiary has had no office, place of business or agent for process located in any county other than as set forth above, except:

7. The following bailees, warehouseman, similar parties and consignees hold inventory of Borrower or one of its Subsidiaries:


-------------------------------------------------------------------------------
 Name and Address          Nature of        Amount of
   of Party              Relationship       Inventory        Owner of Inventory
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                                   EXHIBIT 7.1.1

                        JURISDICTIONS IN WHICH BORROWER
                              AND ITS SUBSIDIARIES
                         ARE AUTHORIZED TO DO BUSINESS


        Name of Entity                                     Jurisdictions
        --------------                                     -------------
        National Airmotive Corporation                     California
                                                           Texas

                                                                  EXHIBIT 7.1.4

                               CAPITAL STRUCTURE

1. The classes and number of authorized shares of Borrower and each Subsidiary and the record owner of such share are as follows:

Borrower:

--------------------------------------------------------------------------------
                  Number of Shares
                      Issued and                           Number of Shares
Class of stock       Outstanding      Record Owners     Authorized but Unissued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Subsidiaries:


--------------------------------------------------------------------------------
                  Number of Shares
                      Issued and                           Number of Shares
Class of stock       Outstanding      Record Owners     Authorized but Unissued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



2. The number, nature and holder of all other outstanding Securities of Borrower and each Subsidiary are as follows:

3. The correct name and jurisdiction of incorporation of each Subsidiary of Borrower and the percentage of its issued and outstanding shares owned by Borrower are as follows:


--------------------------------------------------------------------------------
                                                          Percentage of Shares
Name                  Jurisdiction of Incorporation        Owned by Borrower
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


4. The name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation are as follows:

                                                                   EXHIBIT 7.1.5

                                CORPORATE NAMES


1. Borrower's correct corporate name, as registered with the Secretary of State of the State of California, is National Airmotive Corporation.


2.       In the conduct of its business, Borrower has used the following names:




3. Each Subsidiaries' correct corporate name, as registered with the Secretary of State of the State of its incorporation, is:




4. In the conduct of its business, each Subsidiary has used the following names:

                                                                 EXHIBIT 7.1.14

                   TAX IDENTIFICATION NUMBERS OF SUBSIDIARIES


           Subsidiary                                         Number
           ----------                                         ------

                                                                  EXHIBIT 7.1.16

                  PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES


1.       Borrower's and its Subsidiaries' patents:


--------------------------------------------------------------------------------
                           Status in      Federal Registration    Registration
Patent       Owner       Parent Office           Number                Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



2.       Borrower's and its Subsidiaries' trademarks:


--------------------------------------------------------------------------------
                               Status
                             Trademark     Federal Registration   Registration
Trademark       Owner          Office             Number              Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.       Borrower's and its Subsidiaries' copyrights:


--------------------------------------------------------------------------------
                           Status
                          Copyright     Federal Registration    Registration
Copyrights      Owner      Office              Number               Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


4. Borrower's and its Subsidiaries' licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):



--------------------------------------------------------------------------------
Name of License        Nature of License         Licensor       Term of License
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                 EXHIBIT 7.1.19

            CONTRACTS RESTRUCTURING BORROWER'S RIGHT TO INCUR DEBTS


      Contract that restrict the right of Borrower to incur Indebtedness:


--------------------------------------------------------------------------------
                         Identity of        Nature of
Title of Contract          Parties         Restriction       Term of Contract
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                  EXHIBIT 7.1.20

                                   LITIGATION

1. Actions, suits, proceedings and investigations pending against Borrower or any Subsidiary:


--------------------------------------------------------------------------------
                                                                Jurisdiction
Title of Action     Nature of Action    Complaining Parties     or Tribunal
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


2. The only threatened actions, suits, proceedings or investigations of which Borrower or any Subsidiary is aware are as follows:

                                                               EXHIBIT 7.1.22(A)

                               CAPITALIZED LEASES


     Borrower and its Subsidiaries have the following capitalized leases:


--------------------------------------------------------------------------------
Lessee            Lessor          Term of Lease               Property Covered
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                              EXHIBIT 7.1.22(B)

                                OPERATING LEASES


     Borrower and its Subsidiaries have the following operating leases:



--------------------------------------------------------------------------------
Lessee            Lessor          Term of Lease               Property Covered
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                  EXHIBIT 7.1.23

                                 PENSION PLANS


     Borrower and its Subsidiaries have the following Plans:


--------------------------------------------------------------------------------
                  Party                           Type of Plan
--------------------------------------------------------------------------------
Borrower
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[Subsidiaries]
--------------------------------------------------------------------------------

                                                                  EXHIBIT 7.1.25

             COLLECTIVE BARGAINING AGREEMENTS; LABOR CONTROVERSIES


1. Borrower and its Subsidiaries are parties to the following collective bargaining agreements:


--------------------------------------------------------------------------------
Type of Agreement                Parties                     Term of Agreement
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




2. Material grievances, disputes of controversies with employees are as follows:


--------------------------------------------------------------------------------
Parties Involved                    Nature of Grievance, Dispute or Controversy
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



3. Threatened strikes, work stoppages and asserted pending demands for collective bargaining are as follows:


--------------------------------------------------------------------------------
         Parties Involved                                Nature of Matter
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                  EXHIBIT 8.1.3


                             COMPLIANCE CERTIFICATE

                            [Letterhead of Borrower]


                                                                     19
                                               -------------------,     --

National Airmotive Corporation
7200 Lockheed Street
Oakland, CA 94621
Attention: John F. Risko


     The undersigned, the chief financial officer of National Airmotive Corporation, a California corporation ("Borrower"), gives this certificate to Fleet Capital Corporation ("Lender") in accordance with the requirements of subsection 8.1.2 of that certain Loan and Security Agreement dated June 13, 1996, between Borrower and Lender ("Loan Agreement"). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

     1. Based upon my review of the balance sheets and statements of income of Borrower for the [fiscal year] [fiscal quarterly period] [monthly period] ending ______________, 19__, copies of which are attached hereto, I hereby certify that:

         (a)  Consolidated Adjusted Net Worth is $___________;

         (b)  Average Availability was $______________; and

         (c)  [Intentionally omitted].

         (d)  The Fixed Charge Coverage Ratio is ________: 1.00;

         (e)  The Backlog is $___________; and

         (f) Capital Expenditures during the period and for the fiscal year to date total $____________ and $____________, respectively.

     2. No default exists on the date hereof, other than: _____________________ [if none, so state]; and

     3. No Event of Default exists on the date hereof, other than _____________ [if none, so state].

                                      Very truly yours,


                                        /s/ [SIGNATURE]
                                      -----------------------------
                                      Chief Financial Officer




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
                                                                  EXHIBIT 8.2.5

                                PERMITTED LIENS


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             Secured Party                     Nature of Lien
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